Exhibit 99.1

Barnes & Noble Education Announces the Sale of Its DSS Segment and Provides Certain Preliminary Fiscal Year 2023 Results

-	Sale of DSS segment enables BNED to further prioritize the growth opportunities within its Retail business

-	Expects fiscal 2023 non-GAAP Adjusted EBITDA from continuing operations in the range of $(10) million to $(5) million

May 31, 2023, Basking Ridge, NJ—Barnes & Noble Education, Inc. (NYSE: BNED), a leading solutions provider for the education industry, today provided a business update and certain preliminary, unaudited financial results for the twelve months ended April 29, 2023.

Digital Student Solutions (“DSS”) Segment Sale Strengthens Financial Flexibility

The Company announced that it has closed on the sale of its DSS segment, which consists of the Student Brands and bartleby® products, to Learneo, a platform of productivity and learning businesses. Proceeds, net of certain transaction fees, severance costs, escrow, and other considerations, to BNED at closing were approximately $20 million.

“In a period of rapid change in the higher education market, scale and focus are key to driving profitable growth and the best possible experience for our institutions and students. The sale of DSS enables us to deepen our focus and capital allocation on accelerating our transition to our First Day® Complete (“FDC”) equitable access model and growing our general merchandise business,” said Michael P. Huseby, Chief Executive Officer, BNED. “The transaction also positions Student Brands and bartleby® for their next phase of growth. We are confident that DSS will continue to thrive by being part of Learneo’s platform of productivity and learning businesses with the size, scale and technical infrastructure to support its sustained success.”

Net cash proceeds from the sale will be used for debt repayment and will provide additional funds for working capital needs under the Company’s Credit Facility. Additionally, this transaction and cash proceeds satisfy the “liquidity raising milestone” requirements under the Company’s amended and extended Credit Facility Agreement executed on March 8, 2023.

The Company will report the DSS segment as discontinued operations for the year ending April 29, 2023. In Fiscal 2023, DSS segment unaudited non-GAAP adjusted EBITDA is not expected to materially impact consolidated full year non-GAAP adjusted EBITDA.

Houlihan Lokey acted as financial adviser and Paul Hastings acted as legal adviser to BNED on this transaction.

Preliminary Full Year Fiscal 2023 Financial Update

The Company expects to report consolidated full year non-GAAP Adjusted EBITDA from continuing operations in the range of $(10) million to $(5) million, compared to $(10.3) million in the prior year period. The Company’s fiscal 2023 non-GAAP Adjusted EBITDA from continuing operations is below its guidance due to lower than expected fourth quarter revenue and lower fourth quarter gross profits, which included a shift in the mix of buying patterns from physical textbooks to lower-margin digital course materials within the Company’s a la carte course material model.

“While fiscal 2023 did not meet our financial expectations, we believe the strategic actions taken throughout the year position BNED on the path to profitable growth,” said Huseby. “During the second half of fiscal 2023, we made substantial progress on our cost reduction initiatives to better align our overall expenses and resources with the secular trends of declining enrollment and the proliferation of digital course materials.

“We also made meaningful progress with our institutional partners to accelerate their transition to our FDC equitable access model. We expect to launch a significant number of new schools on the FDC model in the Fall of 2023 and remain confident about FDC’s contribution to BNED’s long-term profitable growth.”

Mr. Huseby continued, “As a result of the actions we’ve taken to lower our fixed costs, focus and simplify the business and accelerate the transition to the higher-margin, subscription-like FDC model, we expect to significantly improve adjusted EBITDA in fiscal 2024 and we are positioned to consistently grow adjusted EBITDA over the next several years.”

The Company intends to provide its fiscal 2024 non-GAAP adjusted EBITDA outlook, and additional updates on key strategic financial initiatives, when it reports its fiscal 2023 fourth quarter and year-end results.

Balance Sheet Update

As of April 29, 2023, the Company’s unaudited cash and cash equivalents balance was approximately $24 million and total unaudited outstanding debt was $184 million resulting in net debt of approximately $160 million.

On May 24, 2023, the Company amended its existing credit agreement. The ABL Amendment amends the ABL Credit Agreement to (i) increase the applicable margin with respect to the interest rate under the ABL Credit Agreement to 3.75% per annum, in the case of interest accruing based on a Secured Overnight Financing Rate, and 2.75%, in the case of interest accruing based on an alternative base rate, in each case, without regard to a pricing grid, (ii) defer the reduction of advance rates by an amount equal to 500 basis points previously required on May 31, 2023 to September 1, 2023, (iii) require cash flow reporting and variance testing commencing June 3, 2023 and (iv) defer partial prepayment of the term loan from the DSS segment sale proceeds to September 1, 2023.

The Company is actively pursuing a refinancing of its debt under a new credit facility, or facilities, which, if obtained, will strengthen its capital structure, and provide additional balance sheet flexibility to execute BNED’s transition to its FDC equitable access model.

The results reported in this press release are preliminary and unaudited. The Company has not yet completed its annual financial close process for the fiscal 2023 fourth quarter and full year, and its independent auditors have not completed their audit of the Company’s financial statements for the fiscal 2023 full year. This update does not present all necessary information for an understanding of the Company’s results of operations for the fiscal 2023 fourth quarter or full year. As the Company completes its annual financial close process and finalizes its financial statements for the fiscal 2023 fourth quarter and full year, and as its independent auditors complete their audit of the Company’s financial statements for the fiscal 2023 full year, it is possible the Company may identify items that require adjustments to the preliminary financial information set forth in this press release, and those changes could be material. The Company does not intend to update such financial information prior to the release of its final fourth quarter and full year financial results.

ABOUT BARNES & NOBLE EDUCATION, INC.

Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make, including any statements made in regards to our response to the COVID-19 pandemic. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: risks associated with public health crises, epidemics, and pandemics, such as the COVID-19 pandemic, including the duration, spread, severity, and any recurrences thereof, and the impact such public health crises have on the overall demand for BNED products and services, our operations, the operations of our suppliers and other business partners, and the effectiveness of our response to these risks; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; a decline in college enrollment or decreased funding available for students; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; implementation of our digital strategy may not result in the expected growth in our digital sales and/or profitability; risk that digital sales growth does not exceed the rate of investment spend; the performance of our online, digital and other initiatives, integration of and deployment of, additional products and services including new digital channels, and enhancements to higher education digital products, the inability to achieve the expected cost savings during the anticipated time frame, and the inability to implement our cost saving initiatives in a timely and efficient manner; the risk of price reduction or change in format of course materials by publishers, which could negatively impact revenues and margin; the general economic environment and consumer spending patterns; decreased consumer demand for our products, low growth or declining sales; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various acquisitions may not be fully realized or may take longer than expected; the integration of the operations of various acquisitions into our own may also increase the risk of our internal controls being found ineffective; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; our ability to successfully implement our strategic initiatives including our ability to identify, compete for and execute upon additional acquisitions and strategic investments; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes; risks associated with counterfeit and piracy of digital and print materials; our international operations could result in additional risks; our ability to attract and retain employees; risks associated with data privacy, information security and intellectual property; trends and challenges to our business and in the locations in which we have stores; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; disruptions to our information technology systems, infrastructure and data due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party web service providers and our own proprietary technology; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping service; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs, as well as the risks associated with the impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in domestic and international laws or regulations, including U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; enactment of laws or changes in enforcement practices which may restrict or prohibit our use of texts, emails, interest based online advertising, recurring billing or similar marketing and sales activities; the amount of our indebtedness and ability to comply with covenants applicable to any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I—Item 1A in our Annual Report on Form 10-K for the year ended April 30, 2022. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Media and Investor Contact:

Hunter Blankenbaker

Vice President

Corporate Communications and Investor Relations

908-991-2776

hblankenbaker@bned.com

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